SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           VIKING CAPITAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                          William J. Fossen, President
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $No fee required.
[ ]  Fee computed on table below.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11:
     4) Proposed maximum aggregate value of transaction: [ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Date Filed:

                           VIKING CAPITAL GROUP, INC.
                               Two Lincoln Centre
                           5420 LBJ Freeway, Suite 300
                                Dallas, TX 75240


Phone: (972) 386-9996                                 Facsimile:  (972) 386-7864
E-mail : viking@vcgi.com                                       Web: www.vcgi.com



Dear Shareholders,                                              December 3, 1997

By order of the Board of Directors, please find the enclosed proxy information, proxy card, letter from the Chairman below and this notice of the annual meeting of shareholders to be held on December 16, 1997 at 10:00AM at the Company's corporate headquarters at Two Lincoln Centre, Suite 300, 5420 LBJ Freeway, Dallas, TX 75240.

The Company has progressed to the finalization of its first stage of internal structuring during the year 1996. Viking Systems, Inc. was founded as a wholly owned subsidiary and the software program for indexing and synchronizing auto, video and data was completed by the Viking Systems team. We received our completed contract with Sun Microsystems October 10, 1996 licensing the Company for the use of Sun's index media server. These areas are very important to the Company's ability to create a seamless line between, not only our own wholly owned subsidiaries, but our future policyholders and our client insurance company's policyholders. This technology will be integrated into a new life insurance company software system and all systems then integrated into our own Web Site, allowing everyone to access their accounts via the Internet.

The consolidation of insurance companies continues to heat up in America and a large market awaits Viking for client administration, data processing and acquisitions. Management believes that we should not attempt to purchase any large insurance companies until we have completed our own internal technology abilities, or else we will only be trading places with those companies that now must outsource, sell or merge. Secondly, we must gain recognition and enhanced value in our stock, so that we do not have to issue such a large amount of shares in the process of raising capital for acquisitions of insurance companies.

Subsequent to 12/31/96, the Company has acquired a insurance administration company and a insurance marketing company. The administration company completes our strategic plan for providing administration for our planned purchased insurance company, other insurance related products and companies for a fee income. The marketing company with its 3,000 agents and $25 million a year in premiums, sets the stage for immediate premium income. The administration company allows the Company to choose, upon purchasing its own insurance company, between a large operational insurance company and a non-operational company. A large operational insurance company would require a substantial increase of our outstanding stock. A non-operational insurance company allows us to become licensed immediately in many states without the requirement of such a large capital outlay, therein, fewer shares issued.

The basis of our electronic methodology is centered on the transaction business for our own policyholders and our client companies. This method allows the Company to earn fee income on a constant basis and is expandable to all forms of financial and insurance products. This fee income makes the Company very competitive as it allows the Company to off-set its own policyholder administration costs, creating higher profits. The Company will soon be able to allow our policyholders, client policyholders, corporate benefit plan participants and consumers in general, to purchase a variety of products via the Company's Internet Web Site. Technology is forthcoming in 1997 that will allow the consumer worldwide, the ability to access the Company's Web Site at home via their personal web enabled TV set.

We look forward to the future with great expectations and resolve in our over all strategic plan.

Respectfully Submitted,

/s/ William J. Fossen
---------------------
William J. Fossen
Chairman of the Board
President and CEO

Item 1.  DATE, TIME AND PLACE INFORMATION.

     The annual shareholders meeting of Viking Capital Group, Inc. (the "Company" or "Registrant") will be held at Two Lincoln Centre, 5420 LBJ Freeway, Dallas, Texas 75240, in Suite 300, on Tuesday, December 16th, 1997 at 10:00 AM Central time. The purpose of the meeting is to elect the Board of Directors of the Company and conduct such other business as may properly come before the meeting.

     The principal office of the Company is located at:

                          Two Lincoln Centre, Suite 300
                      5420 LBJ Freeway, Dallas, Texas 75240

     This Information Statement was mailed to all shareholders of record of December 2, 1997, on or before December 5, 1997

                           1997 SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the next annual meeting of the Company, which is tentatively scheduled for July 15, 1998, must be received by the Company at least 60 days prior to the release of the Information Statement for the 1997 annual shareholders meeting. The Company anticipates releasing the 1996 Information Statement on approximately December 3, 1996.

                           1996 SHAREHOLDER PROPOSALS

     There have been no proposals submitted by eligible shareholders for any actions to be taken at this annual meeting.

Item 2.  REVOCABILITY OF PROXY

     All proxies hereby tendered hereby shall be considered to be irrevocable unless the shareholder shall cause a proxy of a subsequent date to be received by the Secretary of the Company ten (10) days prior to the annual shareholders meeting.

Item 3.  DISSENTER'S RIGHT OF APPRAISAL

     Any vote cast in opposition to the election of any director or of any other proposal contained herein shall be considered to satisfy any notice requirements with respect to appraisal rights.

Item 4.  PERSONS MAKING THE SOLICITATION

     The solicitation of votes for the election of Directors and adoption of other proposals is made herein by the Registrant.

Item 5.  INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         NONE


Item 6.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record December 2, 1997 shall be entitled to vote at the meeting of shareholders to be held on December 16, 1997. According to the records of its transfer agent, as of September 30, 1997 there were approximately 16,805,759 shares of Class A Common Stock of the Company outstanding which were held by approximately 1,100 shareholders (does not include individuals having shares held in "street name" by brokerage firms) and each share is entitled to one vote to elect one director.

     The Board of Directors will be elected by a majority vote of the shares present at the shareholders meeting.

     Set forth below is the direct ownership of the Registrant's Class A common voting stock by management and any owner of 5% or more of the common stock of Registrant as of September 30, 1997:
                                   Common Shares and Percentages Owned
                    ------------------------------------------------------------
                                                                     Fully
Name                           Shares Owned         Percent (1)      Diluted (9)
---------------                ------------         -----------      -----------

National Investors               900,000 (2)          5.4%              3.7%
Holding Corp.

William J. Fossen              3,085,750 (3)         18.4%             12.6%

Tommy L. Walker                2,200,000 (4)         13.1%              9.0%

Mary M. Pohlmeier              1,314,361 (5)          7.9%              5.3%

Robin M. Sandifer                253,833              1.5%              1.0%

Matthew W. Fossen                700,127 (6)          4.2%              2.9%

Richard W. Pryor                       0 (7)          0.0%              0.0%

All Officers, Directors        8,454,071             50.3%             34.4%
and Beneficial owners
as a Group



(1)  Based on 16,805,759 shares outstanding at September 30, 1997.
(2) William J. Fossen is President and 56% owner of National Investors Holding Corporation (NIHC). All NIHC shares have been pledged to First City Bank, Texas, Farmers Branch, Texas.
(3) Includes 1,000,000 shares which may be acquired by Mr. Fossen upon the exercising of options at $1.00 per share. Excludes 1,300,127 shares held by Mr. Fossen's adult children to which Mr. Fossen disclaims beneficial ownership.
(4) Includes 1,000,000 shares which may be acquired by Mr. Walker upon the exercising of options at $1.00. (5) Includes 515,000 shares which may be acquired by Ms. Pohlmeier upon the exercising of options of 180,000 shares exercisable at $1.00 per share and 335,000 shares exercisable at $1.10 per share.
(6) Does not include 150,000 shares issued to Mr. Fossen after September 30, 1997 or 400,000 share options granted after September 30, 1997 in a five year option exercisable at the rate of 25% per year at $1.00 per share.
(7) Does not include 150,000 shares issued to Mr. Pryor after September 30, 1997 or 400,000 share options granted after September 30, 1997 in a five year option exercisable at the rate of 25% per year at $1.00 per share.
(8) The Company has outstanding options for approximately 5,923,674 shares exercisable within the next twelve months and notes convertible into approximately 1,850,000 shares for a fully diluted total of approximately 24,579,433 shares.

Item 7.  DIRECTORS AND EXECUTIVE OFFICERS

     The following persons will stand for re-election to the Board of Directors of the Company by Class A shareholders at the annual meeting of shareholders:

                    Age               Title
                    ---               -----

William J. Fossen   59   Chairman of the Board, President and CEO

Mary M. Pohlmeier   48   Director

Robin M. Sandifer   60   Director

Matthew W. Fossen   32   Director, Chief Financial Officer, Secretary, Treasurer

Richard W. Pryor    65   Director, Executive VP Technology

     Directors are elected on an annual basis. The terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected.

     There is one family relationship among the directors of the Company. Matthew W. Fossen is the son of Chairman William J. Fossen.

     The following is a biographical summary of the business experience of the directors of the Company:

     William J. Fossen has served as Chairman of the Board and President of Viking Capital Group, Inc. since November 1989. Since March of 1982, Mr. Fossen has served as Chairman of the Board, Chief Executive Officer and President of National Investors Holding Corporation and its subsidiaries, a company engaged primarily in the marketing of life and medical insurance and annuities. In November of 1988, the operating insurance subsidiary of National Investors Holding became insolvent and was liquidated and since such date the company has been inactive. Mr. Fossen continues to serve as an officer and director of National Investors Holding Corporation. Since 1969, Mr. Fossen has been engaged in various facets of the insurance industry, including sales, asset management, data processing and administration.

     Mary M. Pohlmeier has served as a Director of the Company since October of 1991. Since June of 1987, Ms. Pohlmeier has been employed by Frito-lay, Inc. in research and development and is presently a Technical Project Manager and Principal Scientist where her responsibilities include the identification and execution of strategies and designed testing for the introduction of new products, coordination of functional support groups and supervision of professional and technical staff on various projects.

     Robin M. Sandifer has served as a director of the Company since 1997. Mr. Sandifer holds a degree in Economics. Mr. Sandifer has had a successful career in the food sales and distribution industry where he has been responsible for up to $250 million in annual sales with operations in eleven processing plants. He has been the successful owner and CEO of Tex American Food Marketing, Inc. since 1982.

     Matthew W. Fossen has experience in the life and health insurance industry and financial reporting systems. His insurance experience includes home office operations such as new policy development, agent licensing and contracting and premium accounting in addition to field sales experience. His financial reporting systems experience was gained at Texas Instruments starting in 1991. At Texas Instruments he developed specialized reporting systems for special needs ranging from inventory analysis to multiple country sales while living in TI location around the world including Tokyo, Nice, Dallas, and Austin. Fossen holds an MBA from The University of North Texas where he was named outstanding MBA candidate in finance, in addition to receiving the Financial Executive Institute award.

     Richard W. Pryor has experience in the development of integrated data networks for private enterprise as well as the U.S. government and governments around the world. In 1982, Pryor retired from the U.S. Airforce after being conferred the rank of Major General by the U.S. Congress. At the time of his retirement, he was the director of the Defense Communications System, the worldwide communications satellite and data network for the Army, Navy and Air Force. His organization employed 17,000 people with an annual budget of $2 billion. His Air Force career was spent flying planes such as the
B-57(Canberra), in addition to communications, research and development, and program management. After retirement, Pryor was recruited by ITT Corporation to become the president and general manager of its flagship company, ITT World Communications (World Com). The company employed 2,000 and generated $250 million in annual revenue, generating more than $40 million in after tax income. Pryor was the chief architect of a successful plan to migrate the company's flagging telex business to private network implementation for banks and other volume users such as American Airlines and SABRE. He orchestrated the purchase and operated the largest electronic mail company (at the time), ITT Dialcom.

Pryor also served as successful president and general manager of Christian Rovsing, an ITT acquisition purchased from bankruptcy. Pryor took this company out of bankruptcy and the entity was sold in the following year after announcing nearly $100 million in new contracts. Mr. Pryor was then recruited by EDS in 1986 to serve as executive vice president, EDS Communications Corporation. Since 1986 Mr. Pryor has been involved as an executive in several communications related companies including International Mobile Machines Corporation, Ultranav Corporation, and Prism Video Inc. In September 1995 Mr. Pryor also joined Value Added Communications as president and CEO. The company had over $40 million in debt, negative cash flow, and minimal assets. Thirty days after joining Value Added Communications, Mr. Pryor put the company into Chapter 11. Once a buyer committed to purchase VAC, Mr. Pryor resigned. The company was successfully sold by the Trustee and emerged from bankruptcy in 1996.

Except as noted above, during the past five years, none of the Company's executive officers or directors have been convicted in a criminal proceeding (other than traffic violations and other minor offenses) or been parties to any bankruptcy, insolvency or similar proceedings, individually, or as an executive officer or general partner of a business in bankruptcy, insolvency or similar proceedings.

     There were eight meetings of the Board of Directors held during the 1996 fiscal year. No Director failed to be present in person or by telephone at more than 25% of such meetings.


Item 8.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning cash and non-cash compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer during the four years ended December 31, 1996. No other executive officer of the Company received, or had accrued on his or her behalf, total compensation exceeding $100,000 during such periods.

                              Annual Compensation
                         ------------------------
                                Fiscal               Other Annual   All Other
   Name and Principal Position  Year  Salary   Bonus Compensation   Compensation
   ---------------------------  ----  ------   ----- ------------   ------------

William J. Fossen     (1)  1996    $89,400 (4)   $-0-     $-0-      $-0-
President and Chief   (2)  1995    $55,438 (4)   $-0-     $-0-      $-0-
Executive Officer     (3)  1994    $63,275 (4)   $-0-     $-0-      $-0-

(1) The aggregate remuneration to William Fossen during 1996 consisted of $89,400 in cash.
(2) The aggregate remuneration to William Fossen during 1995 consisted of $55,438 in cash.
(3) The aggregate remuneration to William Fossen during 1994 consisted of $63,275 in cash.
(4)  The  amounts  above  exclude  accrued  salaries  not paid of  approximately
     $231,500.

The  following  table sets forth the options  and/or stock  appreciation  rights
(SARs) made during the last completed fiscal year to each of the named executive officers.

                      Option/SAR Grants in Last Fiscal Year

                                                                  Potential
                                                                  Realized Value at
                                                                  Assumed Annual         Alternative
                                                                  Rates of Stock Price   to(f)and(g):
                                                                  Appreciation           Grant Date
                      Individual Grants                           for Option Term        Value
-----------------------------------------------------------------------------------------------------
(a)               (b)           (c)              (d)              (e)       (f)       (g)      (f)
                   Number of      % of
                   Securities    Options/
                   Underlying    SARs
                   Options/      Granted to      Exercise                                      Grant
                   SARs          Employees       or Base                                       Date
                   Granted       in Fiscal       Price    Expiration                           Present
Name              (#)            Year            ($/Sh)   Date            5%($)    10%($)      Value $
------------------------------------------------------------------------------------------------------
William J. Fossen                                    None Granted in 1996
President and Chief
Executive Officer

Compensation of Directors

     The Directors of the Company are not paid any fee for their services in such capacity.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     The Company has no employment contracts with any of its present executive officers and has no plans or arrangements with respect to payments resulting from the resignation, retirement or any other termination of a named executive officer's employment or from a change-in-control of the Company. The Company does have past due salaries accumulating to the president, Mr. Fossen of $231,500.

Item 9.  INDEPENDENT PUBLIC ACCOUNTANT

     King, Griffin & Adamson, P.C., has audited the Company's 12/31/96 financial statements. King, Griffin & Adamson, P.C. also audited the Company's financial statement for 12/31/1995. A representative of King, Griffin & Adamson P.C. will attend the shareholder meeting and will be permitted to make a statement if desired. He will also be available for responses to appropriate questions from shareholders.

Item 10. FINANCIAL AND OTHER INFORMATION

     The information contained in the Company's Form 10-KSB for the fiscal year ended December 31, 1996 is incorporated herein by reference with a hardcopy included in the mailing of this Form 14-A.

ITEM 11. VOTING PROCEDURES

     Each share of common stock is entitled to one vote for each of the proposals as contained herein and listed on the Proxy Ballot for the election of Directors. The shareholder should vote for, against, or abstain for each of the proposed Directors listed.

     An abstention shall not count either for or against a Director or any of the proposals. Any such form of Proxy which is executed by the shareholder in such manner as not to withhold authority to vote for the election of a nominee or proposal shall be deemed to grant such authority.


                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                           VIKING CAPITAL GROUP, INC.
                ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 16, 1997

     The undersigned hereby appoints Matthew W. Fossen, Secretary of the Company, as the proxy and attorney-in-fact of the undersigned, with full power of substitution, for and in the name of the undersigned, to attend the Annual Meeting of Shareholders of Viking Capital Group, Inc., to be held at Two Lincoln Centre, 5420 LBJ Freeway, Suite 300, Dallas, Texas 75240, on December 16, 1997 at 10:00 AM Central time, and any and all adjournments thereof, and to vote thereat the number of Class A shares which the undersigned would be entitled to vote if then personally present:

ITEM I.  Election of Directors as submitted:
                               For     Against      Abstain
                               ---     -------      -------
         William J. Fossen      O       O               O
         Mary M. Pohlmeier      O       O               O
         Robin M. Sandifer      O       O               O
         Matthew W. Fossen      O       O               O
         Richard W. Pryor       O       O               O

THE SHARES  REPRESENTED  BY THIS PROXY WILL BE VOTED AS SPECIFIED
ABOVE.IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR
ITEM I.

Please read and follow the instructions on the other side of this proxy card.

The undersigned hereby revokes any proxy or proxies to vote heretofore given by the undersigned to any persons with respect to such shares.

Dated: ___________________, 1997


------------------------                      --------------------------
Signature of Shareholder                      Signature of Shareholder


--------------------------                    --------------------------
Printed Name                                  Printed Name

PLEASE SIGN AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE, DATE AND RETURN PROXY TO:

                          Interwest Transfer Co., Inc.
                                 P.O. Box 17136
                            Salt Lake City, UT 84117